Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Q/C Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to be Paid	Equity	Common Stock, $0.0001 par value per share			(1)(2)
Fees to be Paid	Equity	Preferred Stock, $0.0001 par value per share			(1)(2)
Fees to be Paid	Debt	Debt Securities			(1)(2)
Fees to be Paid	Other	Warrants			(1)(2)
Fees to be Paid	Other	Subscription Rights			(1)(2)
Fees to be Paid	Other	Units			(1)(2)
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)		(1)(2)		(2)	$100,000,000.00	$0.0001381	$13,810.00

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities
			Total Offering Amounts					$100,000,000		$13,810.00

			Total Fees Previously Paid							-

			Total Fee Offsets							$-

			Net Fee Due							$13,810.00

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes additional shares of common stock and/or preferred stock issuable upon stock splits, stock dividends or similar transactions. These offered securities may be sold separately, together or as units with other offered securities. An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.

(2)	Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold by the Registrant (including newly listed securities and carry-forward securities) will not exceed $100,000,000.